Entergy
639 Loyola Avenue
New Orleans, LA 70113

News
Release

Date:	Feb. 23, 2018

For Release:	Immediately

Contact:	Emily Parenteau (Media) (504) 576-4328 eparent@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports Fourth Quarter and Full Year Financial Results;
Initiates 2018 Earnings Guidance

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported a fourth quarter 2017 loss per share of $(2.66) on an as-reported basis and earnings per share of 76 cents on an operational basis (non-GAAP), which excludes the effects of special items. For the full year, the company reported 2017 earnings per share of $2.28 on an as-reported basis and $7.20 on an operational basis. The as-reported results for the quarter and full year reflected the revaluation of net deferred tax assets as a result of tax reform, in addition to asset impairments and other expenses related to strategic decisions in the EWC business.

“2017 was another productive year with significant accomplishments for our company, and Utility, Parent & Other adjusted earnings exceeded our guidance range,” said Entergy Chairman and Chief Executive Officer Leo Denault. “As we look ahead to the next three years, our success continues to be less dependent on strategic initiatives and more on our own operational execution.”

Table of Contents Page
News Release1
Appendices9
A: Consolidated Results and Special Items10
B: Earnings Variance Analysis14
C: Utility Financial and Operating Measures17
D: EWC Financial and Operating Measures19
E: Consolidated Financial Measures20
F: Definitions and Abbreviations and Acronyms21
G: GAAP to Non-GAAP Reconciliations25
Financial Statements28

Business highlights included the following:

•	Entergy initiated 2018 consolidated operational EPS guidance of $6.25 to $6.85 and Utility, Parent & Other adjusted EPS guidance of $4.50 to $4.90.

•	The APSC issued an order approving E-AR’s 2018 test year FRP settlement agreement.

•	E-AR, E-TX and E-NO received approvals for AMI deployment.

•	E-LA held its groundbreaking for the Lake Charles Power Station.

•	NYISO concluded there will be no reliability issues resulting from IPEC retirement.

•	Entergy raised its dividend for the third consecutive year.

•	Center for Climate and Energy Solutions, of which Entergy is a member, ranked again in the top five environmental think tanks globally.

Consolidated Earnings (GAAP and Non-GAAP Measures)
Fourth Quarter and Year-to-Date 2017 vs. 2016 (See Appendix A for reconciliation of GAAP to non-GAAP earnings and description of special items)
	Fourth Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
(After-tax, $ in millions)
As-reported earnings	(479.1)	(1,769.1)	1,290.0	411.6	(583.6)	995.2
Less special items	(616.7)	(1,824.6)	1,207.9	(888.6)	(1,855.3)	966.7
Operational earnings (non-GAAP)	137.6	55.5	82.1	1,300.2	1,271.7	28.5
Estimated weather in billed sales	11.3	19.1	(7.8)	(78.6)	11.1	(89.7)

(After-tax, per share in $)
As-reported earnings	(2.66)	(9.88)	7.22	2.28	(3.26)	5.54
Less special items	(3.42)	(10.19)	6.77	(4.92)	(10.37)	5.45
Operational earnings (non-GAAP)	0.76	0.31	0.45	7.20	7.11	0.09
Estimated weather in billed sales	0.06	0.11	(0.05)	(0.44)	0.06	(0.50)

Calculations may differ due to rounding

Consolidated Results

For fourth quarter 2017, the company reported a loss of $(479 million), or $(2.66) per share, on an as-reported basis and earnings of $138 million, or 76 cents per share, on an operational basis. This compared to fourth quarter 2016 loss of $(1,769 million), or $(9.88) per share, on an as-reported basis and earnings of $56 million, or 31 cents per share on an operational basis.

For the full year, the company reported 2017 earnings of $412 million, or $2.28 per share, on an as-reported basis and $1,300 million, or $7.20 per share, on an operational basis. This compared to a 2016 loss of $(584 million), or $(3.26) per share, on an as-reported basis and earnings of $1,272 million, or $7.11 per share, on an operational basis.

Summary discussions by business are below. Additional details, including information on OCF by business, are provided in Appendix A and a comprehensive analysis of quarterly and year-to-date variances is provided in Appendix B.

Utility, Parent & Other Results

For fourth quarter 2017, the Utility business reported a loss attributable to Entergy Corporation of $(47 million), or (26) cents per share, on an as-reported basis and earnings of $133 million, or 74 cents per share, on an operational basis. This compared to fourth quarter 2016 earnings of $120 million, or 67 cents per share, on an as-reported basis and an operational basis.

The fourth quarter 2017 as-reported loss reflected a decrease in net income of $180.7 million, which resulted from tax reform, for the write-down of certain tax assets that are not subject to the ratemaking process. This was considered a special item and excluded from operational earnings. The Utility also recorded a $3,665 million increase in its net regulatory liabilities associated with the reduction in certain of its net deferred tax liabilities. This revaluation did not impact earnings.

Net revenue increased quarter-over-quarter primarily as a result of favorable sales growth, including volume in the unbilled period, and the absence of regulatory charges recorded in fourth quarter 2016.

On a weather-adjusted basis, billed sales increased 3.2 percent, including 0.4 percent and 0.6 percent for residential and commercial billed sales, respectively. Industrial billed sales volume increased 7.0 percent with higher sales to both new and expansion customers as well as existing customers. The increase was driven largely by the chlor-alkali and primary metals segments. Sales to petroleum refining and industrial gases customers were also higher.

Utility non-fuel O&M increased quarter-over-quarter, driven by higher expenses for nuclear operations. In addition, other income was higher period-over-period due to AFUDC-equity funds and realized earnings on decommissioning trust funds.

For fourth quarter 2017, Parent & Other reported a loss of $(6 million), or (4) cents per share, on an as-reported basis and $(58 million), or (33) cents per share, on an operational basis. This compared to a fourth quarter 2016 loss of $(57 million), or (32) cents per share, on an as-reported basis and an operational basis.

As-reported results for 2017 reflected a reduction in income tax expense of $52 million primarily for the revaluation of certain consolidated deferred tax assets, which resulted from tax reform. This was considered a special item and excluded from operational earnings.

On a combined basis, the Utility, Parent & Other (non-GAAP) operational view contributed 41 cents to consolidated EPS in fourth quarter 2017, compared to 35 cents in fourth quarter 2016. On an adjusted basis, excluding special items and normalizing weather and income taxes, Utility, Parent & Other contributed 48 cents in fourth quarter 2017 to consolidated EPS, compared to 27 cents in fourth quarter 2016.

For full year 2017, the Utility business earned net income attributable to Entergy Corporation of $762 million, or $4.22 per share, on an as-reported basis, and earnings of $942 million, or $5.22 per share, on an operational basis. This compared to full year 2016 earnings of $1,134 million, or

$6.34 per share, on both an as-reported basis and an operational basis. As-reported results for 2017 included an increase in income tax expense, which resulted from tax reform described above. This was considered a special item and excluded from operational earnings.

Utility net revenue increased due partly to new rate actions to recover investments that benefit customers. The effects of weather were negative year-over-year, but were partially offset by positive weather-adjusted sales growth. Operating expenses also increased. Results in 2016 included an income tax item for resolution of previous positions.

For 2017, Parent & Other reported a loss of $(176 million), or (97) cents per share, on an as-reported basis and $(228 million), or ($1.26) per share, on an operational basis. This compared to a 2016 loss of $(223 million), or ($1.24) per share, on an as-reported basis and an operational basis. As-reported results for 2017 included a decrease in income tax expense, which resulted from tax reform described above. This was considered a special item and excluded from operational earnings.

On a combined basis, the Utility, Parent & Other operational view contributed $3.96 to 2017 consolidated EPS, compared to $5.10 in 2016. On an adjusted basis, normalizing weather and income taxes, Utility, Parent & Other contributed $4.57 to 2017 consolidated EPS, compared to $4.38 in 2016.

Appendix C contains additional details on Utility financial and operating measures, including reconciliation for non-GAAP Utility, Parent & Other adjusted earnings and EPS.

Entergy Wholesale Commodities Results

For fourth quarter 2017, EWC recorded a loss attributable to Entergy Corporation of $(425 million), or $(2.36) per share, on an as-reported basis and earned $63 million, or 35 cents per share, on an operational basis. This compared to a fourth quarter 2016 loss of $(1,832 million), or $(10.23) per share, on an as-reported basis and a loss of $(8 million), or (4) cents per share, on an operational basis.

The fourth quarter 2017 as-reported loss reflected the write-down of net deferred tax assets totaling $(397 million) as a result of tax reform. Both periods also reflected impairments and other expenses recorded as a result of strategic decisions for the wholesale business. These items were considered special items and excluded from operational earnings.

The sale of FitzPatrick at the end of first quarter 2017 affected period-over-period variances for multiple line items. In fourth quarter 2016, the plant contributed a (15) cent loss to as-reported EPS and an (11) cent loss to operational EPS.

Excluding FitzPatrick, quarterly earnings increased. The most significant driver was higher realized earnings on decommissioning trust funds.

For the full year, in 2017 EWC recorded a loss attributable to Entergy Corporation of $(175 million), or (97) cents per share, on an as-reported basis and earnings of $586 million, or $3.24 per share, on an operational basis. For 2016, EWC reported a loss of $(1,495 million), or $(8.36) per share, on an as-reported basis and earnings of $360 million, or $2.01 per share, on an operational basis. As-reported losses reflected the write-down of net deferred tax assets in 2017 and impairments and other expenses recorded as a result of strategic decisions for the wholesale business in both periods. These items were considered special items and excluded from operational earnings.

The sale of FitzPatrick at the end of first quarter 2017 affected year-over-year variances for multiple line items. In 2017, the plant contributed EPS of 23 cents to as-reported results and a (4) cent loss to operational EPS. In 2016, the plant contributed a (21) cent loss to as-reported EPS and a (1) cents loss to operational EPS.

Excluding FitzPatrick, both years included income tax items which increased EPS $2.07 in second quarter 2017 and $1.33 in second quarter 2016. Results in both periods also reflected the impacts of previous impairments, specifically lower fuel and refueling outage expenses. In addition, 2017 reflected higher realized earnings on decommissioning trusts as well as higher decommissioning expense primarily from the establishment of decommissioning liabilities at Indian Point 3 in August 2016.

Appendix D contains additional details on EWC financial and operating measures, including the calculation of EWC operational adjusted EBITDA (non-GAAP).

Earnings Guidance

Entergy initiated its 2018 operational earnings guidance range of $6.25 to $6.85 per share and Utility, Parent & Other adjusted guidance range of $4.50 to $4.90 per share. This assumes balanced regulatory treatment for the recently enacted tax reform legislation. See webcast presentation slides for additional details.

The company has provided 2018 earnings guidance with regard to the non-GAAP measures of operational EPS and Utility, Parent & Other adjusted EPS. These measures exclude from the corresponding GAAP financial measures the effect of special items as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the special items that may occur during 2018. The only anticipated special items that the company can reasonably estimate at this time are those that relate to the decisions to sell or close the company’s merchant nuclear plants; these estimated costs, which are excluded from the earnings guidance, are expected to decrease as-reported EPS by approximately $(2.35) per share in 2018.

Earnings Teleconference

A teleconference will be held at 9:00 a.m. Central Time on Friday, Feb. 23, 2018, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 3691689, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through March 2, 2018, by dialing 855-859-2056, conference ID 3691689. This release and the webcast slide presentation are also available on the Entergy Investor Relations mobile web app at iretr.com.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 9,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of approximately $11 billion and more than 13,000 employees.

Entergy Corporation’s common stock is listed on the New York and Chicago stock exchanges under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at iretr.com.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Certain non-GAAP financial measures in this news release could differ from GAAP only in that the figure or ratio states or includes operational earnings. Operational earnings are not calculated in accordance with GAAP because they exclude the effect of “special items.” Special items are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, and may include items such as impairments, gains or losses on asset sales, and other gains or losses occurring as a result of strategic decisions such as Entergy’s recent decisions to shut down or sell its merchant nuclear plants. In addition, other financial measures including net income (or earnings), adjusted for preferred dividends and tax effected interest expense; net revenue; return on average invested capital; and return on average common equity are included on both an operational and as-reported basis. In each case, the metrics defined as “operational” would exclude the effect of special items as defined above.

Entergy reports the combination of the Utility segment with Parent & Other as Utility, Parent & Other, which is all of Entergy excluding the EWC segment, since management uses this combination in making decisions about its ongoing business in light of its decision to exit the merchant power business. Entergy also reports Utility, Parent & Other adjusted earnings, which combines the Utility segment with Parent & Other, excludes applicable special items and normalizes weather and income tax expense for the periods presented, because it believes that these financial metrics provide useful information to investors in evaluating the ongoing results of Entergy’s businesses and assist investors in comparing Entergy’s financial performance to the financial performance of other companies in the Utility sector. The methodologies employed to determine the normalized weather and income tax expense adjustments, each of which is further described in this release, involve estimations and the judgement of management.

In addition to reporting earnings per share on a consolidated basis, Entergy reports on a per share basis the earnings or loss of each of its segments, together with the combination of the Utility segment and Parent & Other. These per share measures represent the net income or loss of such segment or segments divided by the diluted average number of shares of common stock outstanding for the period. Entergy believes such per share measures provide useful information to investors in understanding the results of operations of those businesses and their contribution to Entergy’s consolidated results of operations.

Other non-GAAP measures, including adjusted EBITDA; operational adjusted EBITDA; gross liquidity; debt to capital ratio, excluding securitization debt; net debt to net capital ratio, excluding securitization debt; parent debt to total debt ratio, excluding securitization debt; debt to operational adjusted EBITDA ratio, excluding securitization debt; and operational FFO to debt ratio, excluding securitization debt are measures Entergy uses internally for management and board discussions and cash budgeting and performance monitoring activities to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the Utility sector.

The non-GAAP financial measures and other reported adjusted items in this release are presented in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure. Non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2018 earnings guidance; its current financial and operational outlook; impacts of tax reform legislation on earnings, cash flow, credit metrics, credit ratings, financing plans, assumed regulatory treatment, and valuation of deferred tax assets and liabilities; and other statements of Entergy’s plans, beliefs or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-

looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory costs and risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental or energy policies; and (i) the effects of technological changes and changes in commodity markets, capital markets or economic conditions, during the periods covered by the forward-looking statements.

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Fourth Quarter 2017 Earnings Release Appendices and Financial Statements

Appendices
Appendices are presented in this section as follows:

•	A: Consolidated Results and Special Items

•	B: Earnings Variance Analysis

•	C: Utility Financial and Operating Measures

•	D: EWC Financial and Operating Measures

•	E: Consolidated Financial Measures

•	F: Definitions and Abbreviations and Acronyms

•	G: GAAP to Non-GAAP Reconciliations

Financial Statements
Financial statements are presented in this section.

A: Consolidated Results and Special Items
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to operational earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
Fourth Quarter and Year-to-Date 2017 vs. 2016 (See Appendix A-3 and Appendix A-4 for details on special items, including income tax effects on adjustments)

	Fourth Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
(After-tax, $ in millions)
Earnings
Utility	(47.4)	120.4	(167.8)	761.6	1,134.2	(372.6)
Parent & Other	(6.3)	(57.1)	50.8	(175.5)	(222.5)	47.1
EWC	(425.3)	(1,832.3)	1,407.0	(174.5)	(1,495.3)	1,320.8
Consolidated	(479.1)	(1,769.1)	1,290.0	411.6	(583.6)	995.2

Less special items
Utility	(180.7)	—	(180.7)	(180.7)	—	(180.7)
Parent & Other	52.1	—	52.1	52.1	—	52.1
EWC	(488.1)	(1,824.6)	1,336.5	(760.0)	(1,855.3)	1,095.2
Consolidated	(616.7)	(1,824.6)	1,207.9	(888.6)	(1,855.3)	966.7

Operational (non-GAAP)
Utility	133.2	120.4	12.8	942.3	1,134.2	(192.0)
Parent & Other	(58.5)	(57.1)	(1.3)	(227.6)	(222.5)	(5.1)
EWC	62.8	(7.7)	70.6	585.5	360.0	225.6
Consolidated	137.6	55.5	82.1	1,300.2	1,271.7	28.5
Estimated weather in billed sales	11.3	19.1	(7.8)	(78.6)	11.1	(89.7)

Diluted average number of common shares outstanding (in millions)	180.3	179.1		180.5	178.9

(After-tax, per share in $) (a)
Earnings
Utility	(0.26)	0.67	(0.93)	4.22	6.34	(2.12)
Parent & Other	(0.04)	(0.32)	0.28	(0.97)	(1.24)	0.27
EWC	(2.36)	(10.23)	7.87	(0.97)	(8.36)	7.39
Consolidated	(2.66)	(9.88)	7.22	2.28	(3.26)	5.54

Less special items
Utility	(1.00)	—	(1.00)	(1.00)	—	(1.00)
Parent & Other	0.29	—	0.29	0.29	—	0.29
EWC	(2.71)	(10.19)	7.48	(4.21)	(10.37)	6.16
Consolidated	(3.42)	(10.19)	6.77	(4.92)	(10.37)	5.45

Operational (non-GAAP)
Utility	0.74	0.67	0.07	5.22	6.34	(1.12)
Parent & Other	(0.33)	(0.32)	(0.01)	(1.26)	(1.24)	(0.02)
EWC	0.35	(0.04)	0.39	3.24	2.01	1.23
Consolidated	0.76	0.31	0.45	7.20	7.11	0.09
Estimated weather in billed sales	0.06	0.11	(0.05)	(0.44)	0.06	(0.50)

Calculations may differ due to rounding

(a)	Per share amounts are calculated by dividing the corresponding line item in the chart above by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis. See Appendix A-3 for special items by driver.

Appendix A-2 provides the components of OCF contributed by each business.

Appendix A-2: Consolidated Operating Cash Flow
Fourth Quarter and Year-to-Date 2017 vs. 2016
($ in millions)
	Fourth Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
Utility	934	783	151	2,939	2,861	78
Parent & Other	(134)	53	(187)	(452)	(108)	(344)
EWC	111	(90)	201	137	246	(109)
Total OCF	911	746	164	2,624	2,999	(375)

Calculations may differ due to rounding

OCF increased quarter-over-quarter, due largely to increased collections for fuel and purchased power cost recovery at the Utility.

OCF decreased year-over-year, driven in part by lower EWC operational net revenue and higher refueling outage costs at both EWC and the Utility. Other contributing factors included higher severance and retention payments at EWC, as well as lower DOE litigation awards for spent nuclear fuel storage costs and unfavorable weather at the Utility. Increased collections for fuel and purchased power cost recovery at the Utility and lower income tax payments partially offset the decrease.

For both the quarter and the full year, intercompany income tax payments contributed to the line of business variances.

Appendix A-3 and Appendix A-4 list special items by business. Amounts are shown on both a earnings and EPS. Special items are included in as-reported earnings consistent with GAAP, but are excluded from operational earnings. As a result, operational earnings is considered a non-GAAP measure.

Appendix A-3: Special Items by Driver (shown as positive/(negative) impact on earnings or EPS)
Fourth Quarter and Year-to-Date 2017 vs. 2016
	Fourth Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
(Pre-tax except for income tax effects and total, $ in millions)
Utility
Tax reform	(180.7)	—	(180.7)	(180.7)	—	(180.7)
Total Utility	(180.7)	—	(180.7)	(180.7)	—	(180.7)

Parent & Other
Tax reform	52.1	—	52.1	52.1	—	52.1
Total Parent & Other	52.1	—	52.1	52.1	—	52.1

EWC
Items associated with decisions to close or sell EWC nuclear plants	(140.6)	(2,828.5)	2,687.9	(643.7)	(2,909.8)	2,266.2
Gain on the sale of FitzPatrick	—	—	—	16.3	—	16.3
DOE litigation awards	—	—	—	—	33.8	(33.8)
Income tax effect on adjustments above (b)	49.2	1,003.9	(954.7)	219.6	1,020.7	(801.1)
Income tax benefit resulting from FitzPatrick transaction	—	—	—	44.5	—	44.5
Tax reform	(396.7)	—	(396.7)	(396.7)	—	(396.7)
Total EWC	(488.1)	(1,824.6)	1,336.5	(760.0)	(1,855.3)	1,095.2

Total special items	(616.7)	(1,824.6)	1,207.9	(888.6)	(1,855.3)	966.7

(After-tax, per share in $) (c)
Utility
Tax reform	(1.00)	—	(1.00)	(1.00)	—	(1.00)
Total Utility	(1.00)	—	(1.00)	(1.00)	—	(1.00)

Parent & Other
Tax reform	0.29	—	0.29	0.29	—	0.29
Total Parent & Other	0.29	—	0.29	0.29	—	0.29

EWC
Items associated with decisions to close or sell EWC nuclear plants	(0.51)	(10.19)	9.68	(2.32)	(10.49)	8.17
Gain on the sale of FitzPatrick	—	—	—	0.06	—	0.06
DOE litigation awards	—	—	—	—	0.12	(0.12)
Income tax benefit resulting from FitzPatrick transaction	—	—	—	0.25	—	0.25
Tax reform	(2.20)	—	(2.20)	(2.20)	—	(2.20)
Total EWC	(2.71)	(10.19)	7.48	(4.21)	(10.37)	6.16

Total special items	(3.42)	(10.19)	6.77	(4.92)	(10.37)	5.45

Calculations may differ due to rounding

(b)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply.

(c)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply to each adjustment and then dividing by the diluted average number of common shares outstanding for the period.

Appendix A-4: Special Items by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Fourth Quarter and Year-to-Date 2017 vs. 2016
(Pre-tax except for Income taxes and total, $ in millions)
	Fourth Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
Utility
Net revenue	55.5	—	55.5	55.5	—	55.5
Income taxes (d)	(236.2)	—	(236.2)	(236.2)	—	(236.2)
Total Utility	(180.7)	—	(180.7)	(180.7)	—	(180.7)

Parent & Other
Income taxes (d)	52.1	—	52.1	52.1	—	52.1
Total Parent & Other	52.1	—	52.1	52.1	—	52.1

EWC
Net revenue	—	33.3	(33.3)	91.0	40.7	50.3
Non-fuel O&M	(22.3)	(57.5)	35.2	(201.3)	(75.6)	(125.7)
Asset write-off and impairments	(116.8)	(2,802.5)	2,685.7	(538.4)	(2,835.6)	2,297.3
Taxes other than income taxes	(1.6)	(1.8)	0.2	(9.6)	(5.5)	(4.1)
Gain on sale of assets	—	—	—	16.3	—	16.3
Miscellaneous net (other income)	—	—	—	14.6	—	14.6
Income taxes (d)	(347.4)	1,003.9	(1,351.3)	(132.7)	1,020.7	(1,153.4)
Total EWC	(488.1)	(1,824.6)	1,336.5	(760.0)	(1,855.3)	1,095.2

Total special items (after-tax)	(616.7)	(1,824.6)	1,207.9	(888.6)	(1,855.3)	966.7

Calculations may differ due to rounding

(d)
Income taxes include the income tax effect of the special items which were calculated using the estimated income tax rate that is expected to apply to each item, as well as tax adjustments as a result of tax reform. The year-to-date 2017 period also includes the income tax benefit which resulted from the FitzPatrick transaction.

B: Earnings Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2017 versus 2016 as-reported and operational earnings variance analysis for Utility, Parent & Other and EWC.

Appendix B-1: As-Reported and Operational EPS Variance Analysis (e)
Fourth Quarter 2017 vs. 2016
(After-tax, per share in $)
	Utility			Parent & Other			EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional		As- Reported	Opera-tional		As- Reported	Opera- tional
2016 earnings	0.67	0.67		(0.32)	(0.32)		(10.23)	(0.04)		(9.88)	0.31
Net revenue	0.45	0.26	(f)	—	—		(0.19)	(0.07)	(g)	0.26	0.19
Non-fuel O&M	(0.11)	(0.11)	(h)	(0.01)	(0.01)		0.32	0.19	(i)	0.20	0.07
Asset write-offs and impairments	—	—		—	—		9.67	—	(j)	9.67	—
Decommissioning expense	0.01	0.01		—	—		(0.01)	(0.01)		—	—
Taxes other than income taxes	(0.01)	(0.01)		—	—		—	—		(0.01)	(0.01)
Depreciation/amortization exp.	(0.03)	(0.03)		—	—		0.03	0.03		—	—
Other income (deductions)-other	0.06	0.06	(k)	0.01	0.01		0.22	0.22	(l)	0.29	0.29
Interest exp. and other charges	(0.02)	(0.02)		—	—		—	—		(0.02)	(0.02)
Income taxes - other	(1.28)	(0.09)	(m)	0.28	(0.01)	(n)	(2.17)	0.03	(o)	(3.17)	(0.07)
2017 earnings	(0.26)	0.74		(0.04)	(0.33)		(2.36)	0.35		(2.66)	0.76

Appendix B-2: As-Reported and Operational EPS Variance Analysis (e)
Year-to-Date 2017 vs. 2016
(After-tax, per share in $)
	Utility			Parent & Other			EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional		As- Reported	Opera-tional		As- Reported	Opera- tional
2016 earnings	6.34	6.34		(1.24)	(1.24)		(8.36)	2.01		(3.26)	7.11
Net revenue	0.48	0.29	(f)	—	—		(0.27)	(0.45)	(g)	0.21	(0.16)
Non-fuel O&M	(0.46)	(0.46)	(h)	(0.02)	(0.02)		0.19	0.65	(i)	(0.29)	0.17
Asset write-offs and impairments	—	—		—	—		8.29	—	(j)	8.29	—
Decommissioning expense	0.01	0.01		—	—		(0.29)	(0.29)	(p)	(0.28)	(0.28)
Taxes other than income taxes	(0.14)	(0.14)	(q)	—	—		0.06	0.07	(r)	(0.08)	(0.07)
Depreciation/amortization exp.	(0.17)	(0.17)	(s)	—	—		0.02	0.02		(0.15)	(0.15)
Gain on sale of assets	—	—		—	—		0.06	—	(t)	0.06	—
Other income (deductions)-other	0.22	0.22	(k)	0.01	0.01		0.48	0.43	(l)	0.71	0.66
Interest exp. and other charges	0.03	0.03		(0.02)	(0.02)		—	—		0.01	0.01
Income taxes - other	(2.08)	(0.89)	(m)	0.29	—	(n)	(1.12)	0.83	(o)	(2.91)	(0.06)
Preferred dividend requirements	0.03	0.03		—	—		—	—		0.03	0.03
Share effect	(0.04)	(0.04)		0.01	0.01		(0.03)	(0.03)		(0.06)	(0.06)
2017 earnings	4.22	5.22		(0.97)	(1.26)		(0.97)	3.24		2.28	7.20

Calculations may differ due to rounding

See appendix in the webcast slide presentation for additional details on EWC line item variances.

(e)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the period; income taxes - other represents income tax differences other than the tax effect of individual line items.

Utility As-Reported Net Revenue Variance Analysis 2017 vs. 2016 ($ EPS)
	Fourth Quarter	Year-to-Date
Estimated weather in billed sales	(0.05)	(0.50)
Volume/unbilled	0.18	0.29
Retail electric price	0.01	0.23
Regulatory sharing	—	0.06
Regulatory charges	0.10	0.13
Regulatory credit*	0.19	0.19
Other	0.02	0.08
Total	0.45	0.48
*Considered a special item and excluded from operational earnings.

(f)
The current quarter and year-to-date increases reflected a regulatory credit of approximately $56 million as a result of tax reform (classified as a special item and offset in income tax expense). The increases reflected higher weather-adjusted sales volume, including volume in the unbilled period, as well as a regulatory charge recorded in fourth quarter 2016 for the Waterford 3 replacement steam generator settlement. Rate changes including E-AR’s 2017 FRP and E-TX’s TCRF, the second quarter 2016 regulatory charge arising from tax sharing agreements and the first quarter 2016 regulatory charge at E-AR for the FERC opportunity sales order contributed to the year-to-date variance. The increases in both periods were partially offset by the effects of weather.

(g)
The current quarter and year-to-date decreases reflected lower volume for nuclear assets, including the absence of FitzPatrick after it was sold in first quarter 2017, partially offset by lower fuel expense (due to impairments). The as-reported variances also reflected cost reimbursements from the buyer related to the FitzPatrick sale (classified as a special item and offset in non-fuel O&M).

(h)
The current quarter and year-to-date decreases reflected higher costs for nuclear operations, higher vegetation maintenance costs, and increased compensation and benefits expense. This was partly offset by lower fossil-fueled generation expense. The year-to-date decrease also reflected the first quarter 2016 $18 million (pre-tax) cost deferral at E-AR for previously-expensed costs related to post Fukushima and flood barrier compliance, partially offset by lower regulatory compliance spending at ANO.

(i)
The current quarter and year-to-date increases were due to the sale of FitzPatrick in first quarter 2017, as well as lower refueling outage expenses (due to impairments). This was partially offset by DOE litigation awards in fourth quarter 2016 in connection with spent nuclear fuel storage costs. Cost reimbursements from the buyer related to the FitzPatrick sale (classified as a special item and offset in net revenue) also contributed. The year-to-date as-reported increase was also partially offset by higher severance and retention expenses which resulted from decisions to close or sell EWC’s nuclear plants and DOE litigation awards in second quarter 2016, a portion of the amount (12 cents) was considered a special item.

(j)
The as-reported current quarter and year-to-date increases reflected lower impairment charges for the EWC nuclear plants. Fourth quarter 2016 included significant impairment charges and related write-offs for Indian Point and Palisades.

(k)	The current quarter and year-to-date increases reflected higher AFUDC-equity funds and higher realized gains on decommissioning trust fund investments (substantially offset in net revenue).

(l)
The current quarter and year-to-date increases reflected higher realized gains on decommissioning trust fund investments. In the year-to-date period, 5 cents was from gains on the receipt of nuclear decommissioning trust funds from NYPA in January 2017 (classified as a special item and excluded from operational EPS).

(m)
The current quarter and year-to-date decreases reflected a write-down of certain tax assets totaling $180.7 million as a result of tax reform (classified as a special item). The year-to-date decrease also included the second quarter 2016 reversal of a portion of the provision for uncertain tax positions totaling $136 million for positions resolved in the 2010-2011 tax audit. This was partly offset by customer sharing recorded as a regulatory charge ($16 million pre-tax, included in net revenue).

(n)	The current quarter and year-to-date as-reported increases reflected a write-down of certain tax assets totaling $52.1 million as a result of tax reform (classified as a special item).

(o)
The current quarter as-reported decrease reflected reflected the write-down of certain tax assets totaling $396.7 million as a result of tax reform (classified as a special item). The year-to-date as-reported decrease also included a tax benefit which resulted from the re-determination of FitzPatrick's tax basis as a result of the sale of the plant in first quarter 2017 (classified as a special item). The year-to-date operational increase also reflected the net effect of income tax elections in second quarter 2017 and 2016. Both tax items resulted from internal reorganizations which, for tax purposes, allowed the company to recognize deductions for decommissioning liabilities today; those deductions created permanent tax losses. The reductions in income tax expense were $373 million in second quarter 2017 and $238 million in second quarter 2016.

(p)
The year-to-date decrease resulted partly from the establishment of decommissioning liabilities at Indian Point 3 in August 2016 from the agreement with NYPA to transfer decommissioning liabilities and associated trusts to Entergy. Revisions to the estimated decommissioning liabilities from the early shutdown decisions for Indian Point and Palisades in fourth quarter 2016 also contributed to the decrease.

(q)	The year-to-date decrease was due largely to higher franchise and ad valorem taxes.

(r)	The year-to-date increase was due largely to the lower ad valorem and employment taxes resulting from absence of the FitzPatrick plant, sold on March 31, 2017.

(s)
The year-to-date decrease was due largely to additions to plant in service. Also contributing was a depreciation expense reduction in third quarter 2016 which resulted from DOE litigation awards related to spent nuclear fuel storage costs.

(t)	The year-to-date as-reported increase was due to a gain on the sale of FitzPatrick (classified as a special item).

C: Utility Financial and Operating Measures
Appendix C-1 provides a comparative summary of Utility, Parent & Other adjusted earnings and EPS contribution, each of which excludes the effects of special items and normalizes weather and income tax expense.

Appendix C-1: Utility, Parent & Other Adjusted Earnings and EPS - Reconciliation of GAAP to Non-GAAP Measures
Fourth Quarter and Year-to-Date 2017 vs. 2016 (See Appendix A for details on special items)
	Fourth Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
($ in millions)
Utility earnings	(47.4)	120.4	(167.8)	761.6	1,134.2	(372.6)
Parent & Other earnings (loss)	(6.3)	(57.1)	50.8	(175.5)	(222.5)	47.0
UP&O earnings (loss)	(53.8)	63.3	(117.0)	586.1	911.7	(325.6)

Less:
Special items	(128.5)	—	(128.5)	(128.5)	—	(128.5)

Estimated weather	18.3	31.0	(12.7)	(127.8)	18.1	(145.9)
Tax effect of estimated weather (u)	(7.0)	(12.0)	5.0	49.2	(7.0)	56.2
Estimated weather (after-tax)	11.3	19.1	(7.8)	(78.6)	11.1	(89.7)

Customer sharing	—	—	—	—	(16.1)	16.1
Tax effect of customer sharing (u)	—	—	—	—	6.2	(6.2)
Other income tax items	(22.3)	(4.9)	(17.3)	(31.0)	126.9	(157.9)
Tax items, net of customer sharing	(22.3)	(4.9)	(17.3)	(31.0)	117.0	(147.9)

UP&O adjusted earnings	85.7	49.2	36.6	824.2	783.6	40.6

(After-tax, per share in $) (v)
Utility earnings	(0.26)	0.67	(0.93)	4.22	6.34	(2.12)
Parent & Other earnings (loss)	(0.04)	(0.32)	0.28	(0.97)	(1.24)	0.27
UP&O earnings (loss)	(0.30)	0.35	(0.65)	3.25	5.10	(1.85)

Less:
Special items	(0.71)	—	(0.71)	(0.71)	—	(0.71)
Estimated weather	0.06	0.11	(0.05)	(0.44)	0.06	(0.50)
Other income tax items, net of customer sharing	(0.12)	(0.03)	(0.09)	(0.17)	0.66	(0.82)
UP&O adjusted earnings	0.48	0.27	0.21	4.57	4.38	0.18

Calculations may differ due to rounding

(u)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rates that are expected to apply to those adjustments.

(v)	Per share amounts are calculated by dividing the corresponding line item in the chart above by the diluted average number of common shares outstanding for the period.

Appendix C-2 provides a comparative summary of Utility operating and financial measures.

Appendix C-2: Utility Operating and Financial Measures
Fourth Quarter and Year-to-Date 2017 vs. 2016
	Fourth Quarter				Year-to-Date
	2017	2016	% Change	% Weather Adjusted (w)	2017	2016	% Change	% Weather Adjusted (w)
GWh billed
Residential	8,024	8,077	(0.7)	0.4	33,834	35,112	(3.6)	0.9
Commercial	7,150	7,259	(1.5)	0.6	28,745	29,197	(1.5)	0.9
Governmental	627	635	(1.3)	(1.3)	2,511	2,547	(1.4)	(0.8)
Industrial	11,940	11,158	7.0	7.0	47,769	45,739	4.4	4.4
Total retail sales	27,741	27,129	2.3	3.2	112,859	112,595	0.2	2.3
Wholesale	3,295	1,602	105.7		11,550	11,054	4.5
Total sales	31,036	28,731	8.0		124,409	123,649	0.6

Number of electric retail customers
Residential					2,466,671	2,452,686	0.6
Commercial					354,189	352,147	0.6
Governmental					17,828	17,731	0.5
Industrial					46,193	46,252	(0.1)
Total retail customers					2,884,881	2,868,816	0.6

As-Reported net revenue ($ in millions)	1,553	1,421	9.3		6,318	6,179	2.2
Operational net revenue ($ in millions)	1,498	1,421	5.4		6,263	6,179	1.3
Non-fuel O&M per MWh	$23.66	$24.41	(3.1)		$21.08	$20.12	4.8

Calculations may differ due to rounding

(w)
The effects of weather were estimated using monthly heating degree days and cooling degree days from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and subject to change.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC operational adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Fourth Quarter and Year-to-Date 2017 vs. 2016
($ in millions)	Fourth Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
Net income (loss)	(425)	(1,832)	1,407	(172)	(1,493)	1,321
Add back: interest expense	6	5	1	24	23	1
Add back: income taxes	361	(1,016)	1,377	(146)	(1,192)	1,046
Add back: depreciation and amortization	36	45	(9)	193	200	(7)
Subtract: interest and investment income	81	21	60	224	108	116
Add back: decommissioning expense	60	58	2	255	175	80
Adjusted EBITDA (non-GAAP)	(43)	(2,761)	2,718	(71)	(2,396)	2,325
Add back pre-tax special items for:
Items associated with decisions to close or sell EWC nuclear plants	141	2,829	(2,688)	644	2,910	(2,266)
Gain on the sale of FitzPatrick	—	—	—	(16)	—	(16)
DOE litigation awards	—	—	—	—	(34)	34
Operational adjusted EBITDA (non-GAAP)	98	68	30	557	480	77

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operating and Financial Measures
Fourth Quarter and Year-to-Date 2017 vs. 2016 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	Fourth Quarter			Year-to-Date
	2017	2016	% Change	2017	2016	% Change
Owned capacity (MW) (x)				3,962	4,800	(17.5)
GWh billed	7,885	9,397	(16.1)	30,501	35,881	(15.0)
As-reported net revenue ($ in millions)	333	387	(14.0)	1,469	1,542	(4.7)
Operational net revenue (non-GAAP) ($ in millions)	333	353	(5.7)	1,378	1,502	(8.3)

EWC Nuclear Fleet
Capacity factor	93%	91%	2.2	83%	87%	(4.6)
GWh billed	7,317	8,881	(17.6)	28,178	33,551	(16.0)
Production cost per MWh	$18.73	$23.00	(18.6)	$18.70	$22.93	(18.4)
Average energy/capacity revenue per MWh (y)	$45.33	$42.66	6.3	$50.04	$47.31	5.8
As-reported net revenue ($ in millions)	327	382	(14.4)	1,456	1,533	(5.0)
Operational net revenue (non-GAAP) ($ in millions)	327	349	(6.3)	1,365	1,492	(8.5)
Refueling outage days
FitzPatrick	—	—		42	—
Indian Point 2	—	—		—	102
Indian Point 3	—	—		66	—
Palisades	—	—		27	—
Pilgrim	—	—		43	—

(x)	FitzPatrick (838 MW) was sold on 3/31/17.

(y)	Average energy and capacity revenue per MWh excluding FitzPatrick was $44.85 in fourth quarter 2016, $50.05 in year-to-date 2017 and $51.26 in year-to-date 2016.
See appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
Fourth Quarter 2017 vs. 2016 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending December 31	2017	2016	Change
GAAP Measures
ROIC - as-reported	3.4%	(0.7)%	4.1%
ROE - as-reported	5.1%	(6.7)%	11.8%
Book value per share	$44.28	$45.12	$(0.84)
End of period shares outstanding (in millions)	180.5	179.1	1.4
Non-GAAP Measures
ROIC - operational	7.1%	7.2%	(0.1)%
ROE - operational	16.2%	14.7%	1.5%

As of December 31 ($ in millions)	2017	2016	Change
GAAP Measures
Cash and cash equivalents	781	1,188	(407)
Revolver capacity	4,174	3,720	454
Commercial paper	1,467	344	1,123
Total debt	16,677	15,275	1,402
Securitization debt	545	661	(116)
Debt to capital	67.1%	64.8%	2.3%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	67	72	(5)
Leases - Entergy’s share	429	397	32
Power purchase agreements accounted for as leases	136	166	(30)
Total off-balance sheet liabilities	632	635	(3)
Non-GAAP Financial Measures
Debt to capital, excluding securitization debt	66.3%	63.8%	2.5%
Gross liquidity	4,955	4,908	47
Net debt to net capital, excluding securitization debt	65.2%	61.8%	3.4%
Parent debt to total debt, excluding securitization debt	21.9%	19.8%	2.1%
Debt to operational adjusted EBITDA, excluding securitization debt	4.8x	4.1x	0.7x
Operational FFO to debt, excluding securitization debt	15.9%	18.8%	(2.9)%

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures. Non-GAAP financial measures remove the effects of financial events that are not routine from commonly used financial measures.

Appendix F-1: Definitions
Utility Operating and Financial Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Net revenue	Operating revenues less fuel, fuel related expenses and gas purchased for resale; purchased power and other regulatory charges (credits) - net
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of retail customers	Number of customers at the end of the period

EWC Operating and Financial Measures
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO New England, NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract, a portion of which may be capped through the use of risk management products

Appendix F-1: Definitions
EWC Operating and Financial Measures (continued)
GWh billed
Total number of GWh billed to customers and financially-settled instruments (does not include amounts from investment in wind generation that was accounted for under the equity method of accounting and which was sold in November 2016)

Net revenue	Operating revenues less fuel, fuel-related expenses and purchased power
Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation
Amount of installed capacity to generate power and/or sell capacity, assuming intent to shutdown Pilgrim (May 31, 2019), Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)

Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming intent to shutdown Pilgrim (May 31, 2019), Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for a scheduled refueling and maintenance outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
Book value per share	End of period common equity divided by end of period shares outstanding
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital ratio	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers, including Entergy Nuclear Vermont Yankee
ROE - as-reported	12-months rolling net income attributable to Entergy Corporation divided by average common equity
ROIC - as-reported	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at E-TX and Hurricane Isaac at E-NO; the 2009 ice storm at E-AR and investment recovery of costs associated with the cancelled Little Gypsy repowering project at E-LA

Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet

Appendix F-1: Definitions
Financial Measures - Non-GAAP
Adjusted EBITDA
Earnings before interest, depreciation and amortization and income taxes and excluding decommissioning expense; for Entergy consolidated, also excludes AFUDC-equity funds and subtracts securitization proceeds

Adjusted EPS	As-reported EPS excluding special items and normalizing weather and income taxes
Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
Debt to operational adjusted EBITDA ratio, excluding securitization debt	End of period total debt excluding securitization debt divided by 12-months rolling operational adjusted EBITDA
FFO
OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charges

Gross liquidity	Sum of cash and revolver capacity
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Operational EPS	As-reported EPS excluding special items
Operational FFO	FFO excluding the effects of special items
Operational FFO to debt ratio, excluding securitization debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Parent debt to total debt ratio, excluding securitization debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excluding securitization debt
ROE - operational	12-months rolling operational net income attributable to Entergy Corporation divided by average common equity
ROIC - operational	12-months rolling operational net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Utility, Parent & Other	Combines the Utility segment with Parent & Other, which is all of Entergy excluding the EWC segment

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC -
borrowed funds
AFUDC -
equity funds
ALJ
AMI
ANO

APSC
ARO
CCGT
CCNO
COD
CT
CZM
CWIP
DCRF
DOE
E-AR
E-LA
E-MS
E-NO
E-TX
EBITDA

ENVY
ESI
EPS
ETR
EWC
FERC
FFO
Firm LD
FitzPatrick

FRP
GAAP
Grand Gulf

Indian Point 1
or IP1
Indian Point 2
or IP2
Indian Point 3
or IP3
IPEC
ISO
ISES

Accumulated deferred income taxes
Allowance for borrowed funds used during construction
Allowance for equity funds used during construction
Administrative Law Judge
Advanced metering infrastructure
Units 1 and 2 of Arkansas Nuclear One owned by E-AR (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Combined cycle gas turbine
Council of the City of New Orleans, Louisiana
Commercial operation date
Simple cycle combustion turbine
Coastal Zone Management
Construction work in progress
Distribution cost recovery factor
U.S. Department of Energy
Entergy Arkansas, Inc.
Entergy Louisiana, LLC
Entergy Mississippi, Inc.
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, depreciation and amortization
Entergy Nuclear Vermont Yankee
Entergy Services, Inc.
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
Firm liquidated damages
James A. FitzPatrick Nuclear Power Plant (nuclear, sold March 31, 2017)
Formula rate plan
U.S. generally accepted accounting principles
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Indian Point Energy Center Unit 1 (nuclear)

Indian Point Energy Center Unit 2 (nuclear)

Indian Point Energy Center Unit 3 (nuclear)

Indian Point Energy Center (nuclear)
Independent system operator
Independence Steam Electric Station (coal)

LPSC
LTM
Michigan PSC
MISO
Moody’s
MPSC
MTEP
Nelson 6
NEPOOL
Ninemile 6
Non-fuel O&M
NDT
NOPS

NRC
NYISO
NYPA
NYSE
O&M
OCF
OpCo
OPEB
Palisades
PSDAR
Pilgrim
PPA

PUCT
RFO
RFP
ROE
ROIC
RPCE
RS Cogen
RSP
S&P
SEC
SERI
SPDES
TCRF
Union
UP&O
VPUC
VY
WACC
Waterford 3

WPEC
WQC

Louisiana Public Service Commission
Last twelve months
Michigan Public Service Commission
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Planning
Unit 6 of Roy S. Nelson plant (coal)
New England Power Pool
Ninemile Point Unit 6 (CCGT)
Non-fuel operation and maintenance expense
Nuclear decommissioning trust
New Orleans Power Station (reciprocating internal combustion engine/natural gas)
Nuclear Regulatory Commission
New York Independent System Operator, Inc.
New York Power Authority
New York Stock Exchange
Operation and maintenance expense
Net cash flow provided by operating activities
Operating Company
Other post-employment benefits
Palisades Power Plant (nuclear)
Post-Shutdown Decommissioning Activities Report
Pilgrim Nuclear Power Station (nuclear)
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Refueling outage
Request for proposals
Return on equity
Return on invested capital
Rough production cost equalization
RS Cogen facility (CCGT cogen)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
State Pollutant Discharge Elimination System
Transmission cost recovery factor
Union Power Station (CCGT)
Utility, Parent & Other
Vermont Public Utility Commission
Vermont Yankee Nuclear Power Station (nuclear)
Weighted-average cost of capital
Unit No. 3 of the Waterford Steam Electric Station, 100% owned or leased by E-LA (nuclear)
Washington Parish Energy Center (CT/natural gas)
Water Quality Certification

G: GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2 and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - Utility and EWC Operational Net Revenue
($ in millions except where noted)		Fourth Quarter		Year-to-Date
		2017	2016	2017	2016
Utility
As-reported Utility net revenue	(A)	1,553	1,421	6,318	6,179
Special Items included in net revenue:
Tax reform		56	—	56	—
Total special items included in net revenue	(B)	56	—	56	—
Operational Utility net revenue	(A-B)	1,498	1,421	6,263	6,179

EWC
As-reported EWC net revenue	(C)	333	387	1,469	1,542
Special items included in net revenue:
Items associated with decisions to close or sell EWC nuclear plants		—	33	91	41
Total special items included in net revenue	(D)	—	33	91	41
Operational net revenue (non-GAAP)	(C-D)	333	353	1,378	1,502

EWC Nuclear
As-reported EWC Nuclear net revenue	(E)	327	382	1,456	1,533
Special items included in EWC Nuclear net revenue:
Items associated with decisions to close or sell EWC nuclear plants		—	33	91	41
Total special items included in EWC nuclear net revenue	(F)	—	33	91	41
Operational EWC nuclear net revenue (non-GAAP)	(E-F)	327	349	1,365	1,492

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
($ in millions except where noted)		Fourth Quarter
		2017	2016
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	412	(584)
Preferred dividends		14	19
Tax effected interest expense		407	410
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B)	833	(155)

Special items in prior quarters		(272)	(30)
Items associated with decisions to close or sell EWC nuclear plants		(91)	(1,825)
Tax reform		(525)	—
Total special items, rolling 12 months	(C)	(888)	(1,855)

Operational earnings, rolling 12 months adjusted for preferred dividends and tax effected interest expense (non-GAAP)	(B-C)	1,721	1,700

Operational earnings, rolling 12 months (non-GAAP)	(A-C)	1,300	1,271

Average invested capital	(D)	24,213	23,492

Average common equity	(E)	8,037	8,669

ROIC - as-reported	(B/D)	3.4%	(0.7%)
ROIC - operational	[(B-C)/D]	7.1%	7.2%
ROE - as-reported	(A/E)	5.1%	(6.7%)
ROE - operational	[(A-C)/E]	16.2%	14.7%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; Debt to Operational Adjusted EBITDA, excluding Securitization Debt; Operational FFO to Debt Ratio, excluding Securitization Debt

($ in millions except where noted)		Fourth Quarter
		2017	2016
Total debt	(A)	16,677	15,275
Less securitization debt	(B)	545	661
Total debt, excluding securitization debt	(C)	16,132	14,614
Less cash and cash equivalents	(D)	781	1,188
Net debt, excluding securitization debt	(E)	15,351	13,426

Total capitalization	(F)	24,867	23,560
Less securitization debt	(B)	545	661
Total capitalization, excluding securitization debt	(G)	24,322	22,899
Less cash and cash equivalents	(D)	781	1,188
Net capital, excluding securitization debt	(H)	23,541	21,711

Debt to capital	(A/F)	67.1%	64.8%
Debt to capital, excluding securitization debt	(C/G)	66.3%	63.8%
Net debt to net capital, excluding securitization debt	(E/H)	65.2%	61.8%

Revolver capacity	(I)	4,174	3,720

Gross liquidity	(D+I)	4,955	4,908

Entergy Corporation notes:
Due September 2020		450	450
Due July 2022		650	650
Due September 2026		750	750
Total parent long-term debt	(J)	1,850	1,850
Revolver draw	(K)	210	700
Commercial paper	(L)	1,467	344
Total parent debt	(J)+(K)+(L)	3,527	2,894

Parent debt to total debt, excluding securitization debt	[((J)+(K)+(L))/(C)]	21.9%	19.8%

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; Debt to Operational Adjusted EBITDA, excluding Securitization Debt; Operational FFO to Debt Ratio, excluding Securitization Debt (continued)

($ in millions except where noted)		Fourth Quarter
		2017	2016
Total debt	(A)	16,677	15,275
Less securitization debt	(B)	545	661
Total debt, excluding securitization debt	(C)	16,132	14,614
As-reported consolidated net income (loss), rolling 12 months		425	(565)
Add back (rolling 12 months):
Interest expense		662	666
Income taxes		543	(817)
Depreciation and amortization		1,390	1,347
Regulatory charges (credits)		(132)	94
Decommissioning expense		406	327
Subtract (rolling 12 months):
Securitization proceeds		146	132
Interest and investment income		288	145
AFUDC-equity funds		95	68
Adjusted EBITDA, rolling 12 months (non-GAAP)	(D)	2,765	707
Add back special items (rolling 12 months pre-tax):
Items associated with decisions to close or sell EWC nuclear plants		644	2,910
Tax reform		(56)	—
DOE litigation awards		—	(34)
Gain on the sale of FitzPatrick		(16)	—
Operational adjusted EBITDA, rolling 12 months (non-GAAP)	(E)	3,337	3,583
Debt to operational adjusted EBITDA, excluding securitization debt	(C)/(E)	4.8x	4.1x
Net cash flow provided by operating activities, rolling 12 months	(F)	2,624	2,999
AFUDC-borrowed funds, rolling 12 months	(G)	(45)	(34)
Working capital items in net cash flow provided by operating activities (rolling 12 months):
Receivables		(98)	(97)
Fuel inventory		(3)	38
Accounts payable		102	174
Prepaid taxes and taxes accrued		34	(29)
Interest accrued		1	(7)
Other working capital accounts		(4)	31
Securitization regulatory charges		116	114
Total	(H)	148	224
FFO, rolling 12 months	(F)+(G)-(H)	2,431	2,741
Add back special items (rolling 12 months pre-tax):
Items associated with decisions to close or sell EWC nuclear plants		126	6
Operational FFO, rolling 12 months	(I)	2,557	2,747
Operational FFO to debt, excluding securitization debt	(I)/(C)	15.9%	18.8%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
December 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 50,270	$ 971	$ 5,388	$ 56,629
Temporary cash investments	494,158	3,663	226,822	724,644
Total cash and cash equivalents	544,428	4,634	232,210	781,273
Notes receivable	—	(514,418)	514,418	—
Accounts receivable:
Customer	561,751	—	111,596	673,347
Allowance for doubtful accounts	(13,587)	—	—	(13,587)
Associated companies	43,639	(55,019)	11,381	—
Other	159,396	—	9,981	169,377
Accrued unbilled revenues	383,813	—	—	383,813
Total accounts receivable	1,135,012	(55,019)	132,958	1,212,950
Deferred fuel costs	95,746	—	—	95,746
Fuel inventory - at average cost	178,813	—	3,830	182,643
Materials and supplies - at average cost	672,715	—	50,506	723,222
Deferred nuclear refueling outage costs	130,103	—	3,061	133,164
Prepayments and other	150,568	(8,677)	14,442	156,333
TOTAL	2,907,385	(573,480)	951,425	3,285,331

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,785	(1,390,673)	86	198
Decommissioning trust funds	3,162,649	—	4,049,344	7,211,993
Non-utility property - at cost (less accumulated depreciation)	251,904	(13)	9,089	260,980
Other	439,264	—	2,598	441,862
TOTAL	5,244,602	(1,390,686)	4,061,117	7,915,033

PROPERTY, PLANT, AND EQUIPMENT

Electric	46,332,630	4,406	950,333	47,287,370
Property under capital lease	620,544	—	—	620,544
Natural gas	453,162	—	—	453,162
Construction work in progress	1,949,769	253	30,487	1,980,508
Nuclear fuel	822,260	—	100,941	923,200
TOTAL PROPERTY, PLANT AND EQUIPMENT	50,178,365	4,659	1,081,761	51,264,784
Less - accumulated depreciation and amortization	21,003,295	198	596,931	21,600,424
PROPERTY, PLANT AND EQUIPMENT - NET	29,175,070	4,461	484,830	29,664,360

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	—	—	—	—
Other regulatory assets	4,935,689	—	—	4,935,689
Deferred fuel costs	239,298	—	—	239,298
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	32,238	40,541	105,425	178,204
Other	70,288	9,635	32,139	112,062
TOTAL	5,651,612	50,176	140,637	5,842,425

TOTAL ASSETS	$ 42,978,669	$ (1,909,529)	$ 5,638,009	$ 46,707,149

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 760,007	$—	$—	$ 760,007
Notes payable and commercial paper:
Associated companies	—	(6,433)	6,433	—
Other	111,345	1,466,963	—	1,578,308
Account payable:
Associated companies	31,970	(67,310)	35,340	—
Other	1,211,661	109	240,446	1,452,216
Customer deposits	401,330	—	—	401,330
Taxes accrued	241,877	(12,298)	(14,612)	214,967
Interest accrued	161,077	26,603	292	187,972
Deferred fuel costs	146,522	—	—	146,522
Obligations under capital leases	1,502	—	—	1,502
Pension and other postretirement liabilities	59,378	—	12,234	71,612
Other	129,001	1,958	90,812	221,771
TOTAL	3,255,670	1,409,592	370,945	5,036,207

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,288,573	(151,174)	(670,896)	4,466,503
Accumulated deferred investment tax credits	219,634	—	—	219,634
Obligations under capital leases	22,015	—	—	22,015
Regulatory liability for income taxes - net	2,900,204			2,900,204
Other regulatory liabilities	1,588,520	—	—	1,588,520
Decommissioning and retirement cost liabilities	3,002,469	—	3,183,345	6,185,814
Accumulated provisions	477,742	—	531	478,273
Pension and other postretirement liabilities	2,170,518	—	740,136	2,910,654
Long-term debt	12,163,671	2,048,518	103,070	14,315,259
Other	714,509	(393,075)	72,314	393,748
TOTAL	28,547,855	1,504,269	3,428,500	33,480,624

Subsidiaries' preferred stock without sinking fund	173,554	—	24,249	197,803

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 20157	2,030,268	(2,228,823)	201,103	2,548
Paid-in capital	2,934,943	1,006,941	1,491,549	5,433,433
Retained earnings	6,304,977	1,676,129	(3,404)	7,977,702
Accumulated other comprehensive income (loss)	(148,598)	—	125,067	(23,531)
Less - treasury stock, at cost (74,235,135 shares in 2017)	120,000	5,277,637	—	5,397,637
TOTAL	11,001,590	(4,823,390)	1,814,315	7,992,515

TOTAL LIABILITIES AND EQUITY	$ 42,978,669	$ (1,909,529)	$ 5,638,009	$ 46,707,149

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$123,956	$939	$4,684	$129,579
Temporary cash investments	622,953	7,453	427,859	1,058,265
Total cash and cash equivalents	746,909	8,392	432,543	1,187,844
Notes receivable	—	(528,459)	528,459	—
Accounts receivable:
Customer	482,302	—	172,693	654,995
Allowance for doubtful accounts	(11,924)	—	—	(11,924)
Associated companies	22,892	(24,532)	1,640	—
Other	148,743	—	9,676	158,419
Accrued unbilled revenues	368,677	—	—	368,677
Total accounts receivable	1,010,690	(24,532)	184,009	1,170,167
Deferred fuel costs	108,465	—	—	108,465
Fuel inventory - at average cost	173,388	—	6,212	179,600
Materials and supplies - at average cost	645,682	—	52,841	698,523
Deferred nuclear refueling outage costs	128,577	—	17,644	146,221
Prepayments and other	161,495	(8,629)	40,582	193,448
TOTAL	2,975,206	(553,228)	1,262,290	3,684,268

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	(1,390,674)	86	198
Decommissioning trust funds	2,755,937	—	2,967,960	5,723,897
Non-utility property - at cost (less accumulated depreciation)	224,148	(11)	9,504	233,641
Other	466,599	—	3,065	469,664
TOTAL	4,837,470	(1,390,685)	2,980,615	6,427,400

PROPERTY, PLANT, AND EQUIPMENT

Electric	44,173,933	3,690	1,013,593	45,191,216
Property under capital lease	619,527	—	—	619,527
Natural gas	413,224	—	—	413,224
Construction work in progress	1,334,169	631	43,380	1,378,180
Nuclear fuel	816,794	—	221,105	1,037,899
TOTAL PROPERTY, PLANT AND EQUIPMENT	47,357,647	4,321	1,278,078	48,640,046
Less - accumulated depreciation and amortization	20,290,630	197	427,812	20,718,639
PROPERTY, PLANT AND EQUIPMENT - NET	27,067,017	4,124	850,266	27,921,407

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	761,280	—	—	761,280
Other regulatory assets	4,769,913	—	—	4,769,913
Deferred fuel costs	239,100	—	—	239,100
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	15,415	40,309	62,161	117,885
Other	59,251	9,125	1,537,633	1,606,009
TOTAL	6,219,058	49,434	1,602,867	7,871,359

TOTAL ASSETS	$41,098,751	$(1,890,355)	$6,696,038	$45,904,434

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$364,900	$—	$—	$364,900
Notes payable and commercial paper:
Associated companies	—	(15,555)	15,555	—
Other	70,686	344,325	—	415,011
Account payable:
Associated companies	24,338	(46,062)	21,724	—
Other	990,033	585	294,959	1,285,577
Customer deposits	403,311	—	—	403,311
Taxes accrued	(27,752)	126,885	81,981	181,114
Interest accrued	159,300	27,882	47	187,229
Deferred fuel costs	102,753	—	—	102,753
Obligations under capital leases	2,423	—	—	2,423
Pension and other postretirement liabilities	63,026	—	13,916	76,942
Other	138,880	1,943	40,013	180,836
TOTAL	2,291,898	440,003	468,195	3,200,096

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	8,132,129	8,898	(645,737)	7,495,290
Accumulated deferred investment tax credits	227,147	—	—	227,147
Obligations under capital leases	24,582	—	—	24,582
Other regulatory liabilities	1,572,929	—	—	1,572,929
Decommissioning and retirement cost liabilities	2,879,307	—	3,113,169	5,992,476
Accumulated provisions	480,474	—	1,162	481,636
Pension and other postretirement liabilities	2,299,122	—	736,888	3,036,010
Long-term debt	11,886,598	2,536,557	44,500	14,467,655
Other	686,140	(391,127)	826,606	1,121,619
TOTAL	28,188,428	2,154,328	4,076,588	34,419,344

Subsidiaries' preferred stock without sinking fund	178,936	—	24,249	203,185

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2016	2,051,268	(2,249,823)	201,103	2,548
Paid-in capital	2,799,315	953,993	1,663,937	5,417,245
Retained earnings	5,834,123	2,189,728	171,720	8,195,571
Accumulated other comprehensive income (loss)	(125,217)	—	90,246	(34,971)
Less - treasury stock, at cost (75,623,363 shares in 2016)	120,000	5,378,584	—	5,498,584
TOTAL	10,439,489	(4,484,686)	2,127,006	8,081,809

TOTAL LIABILITIES AND EQUITY	$41,098,751	$(1,890,355)	$6,696,038	$45,904,434

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,222,156	$(19)		$2,222,137
Natural gas	38,845	—	—	38,845
Competitive businesses	—	—	362,863	362,863
Total	2,261,001	(19)	362,863	2,623,845

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	546,000	(115)	19,242	565,127
Purchased power	234,489	115	10,942	245,546
Nuclear refueling outage expenses	41,907	—	2,117	44,023
Other operation and maintenance	692,269	8,944	230,097	931,310
Asset write-offs, impairments and related charges	—	—	116,788	116,788
Decommissioning	35,790	—	59,833	95,623
Taxes other than income taxes	128,653	170	19,643	148,466
Depreciation and amortization	300,998	416	36,232	337,647
Other regulatory charges (credits) - net	(72,586)	—	—	(72,586)
Total	1,907,520	9,530	494,894	2,411,944

OPERATING INCOME	353,481	(9,549)	(132,031)	211,901

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	29,366	—	—	29,366
Interest and investment income	50,726	(38,440)	80,933	93,219
Miscellaneous - net	(2,703)	(259)	(6,566)	(9,528)
Total	77,389	(38,699)	74,367	113,057

INTEREST EXPENSE
Interest expense	154,646	23,823	5,887	184,356
Allowance for borrowed funds used during construction	(13,812)	—	—	(13,812)
Total	140,834	23,823	5,887	170,544

INCOME BEFORE INCOME TAXES	290,036	(72,071)	(63,551)	154,414

Income taxes	334,625	(65,739)	361,239	630,125

NET INCOME (LOSS)	(44,589)	(6,332)	(424,790)	(475,711)

Preferred dividend requirements of subsidiaries	2,856	—	547	3,403

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$(47,445)	$(6,332)	$(425,337)	$(479,114)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	($0.26)	($0.04)	($2.36)	($2.66)
DILUTED	($0.26)	($0.04)	($2.36)	($2.66)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,303,505
DILUTED				180,303,505
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,106,625	$(21)	$—	$2,106,604
Natural gas	33,819	—	—	33,819
Competitive businesses	—	—	508,104	508,104
Total	2,140,444	(21)	508,104	2,648,527

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	354,112	(20)	107,686	461,778
Purchased power	326,574	19	13,831	340,424
Nuclear refueling outage expenses	29,824	—	23,903	53,727
Other operation and maintenance	671,464	6,610	294,290	972,364
Asset write-offs, impairments and related charges	—	—	2,802,466	2,802,466
Decommissioning	38,940	—	57,966	96,906
Taxes other than income taxes	124,026	(226)	20,599	144,399
Depreciation and amortization	291,638	410	44,800	336,848
Other regulatory charges	38,617	—	—	38,617
Total	1,875,195	6,793	3,365,541	5,247,529

OPERATING INCOME (LOSS)	265,249	(6,814)	(2,857,437)	(2,599,002)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	19,320	—	—	19,320
Interest and investment income	45,360	(37,981)	21,086	28,465
Miscellaneous - net	(6,150)	(3,653)	(6,111)	(15,914)
Total	58,530	(41,634)	14,975	31,871

INTEREST EXPENSE
Interest expense	145,318	23,933	4,950	174,201
Allowance for borrowed funds used during construction	(9,655)	—	—	(9,655)
Total	135,663	23,933	4,950	164,546

INCOME (LOSS) BEFORE INCOME TAXES	188,116	(72,381)	(2,847,412)	(2,731,677)

Income taxes	64,735	(15,237)	(1,015,637)	(966,139)

NET INCOME (LOSS)	123,381	(57,144)	(1,831,775)	(1,765,538)

Preferred dividend requirements of subsidiaries	2,982	—	547	3,529

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$120,399	$(57,144)	$(1,832,322)	$(1,769,067)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$0.67	($0.32)	($10.23)	($9.88)
DILUTED	$0.67	($0.32)	($10.23)	($9.88)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,128,425
DILUTED				179,128,425
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date December 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,279,010	$(115)	$—	$9,278,895
Natural gas	138,856	—	—	138,856
Competitive businesses	—	—	1,656,730	1,656,730
Total	9,417,866	(115)	1,656,730	11,074,481

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,908,576	(115)	83,128	1,991,589
Purchased power	1,323,161	115	104,674	1,427,950
Nuclear refueling outage expenses	154,010	—	14,141	168,151
Other operation and maintenance	2,467,997	27,128	928,564	3,423,689
Asset write-offs, impairments and related charges	—	—	538,372	538,372
Decommissioning	150,727	—	254,958	405,685
Taxes other than income taxes	536,407	1,532	79,617	617,556
Depreciation and amortization	1,195,179	1,678	193,121	1,389,978
Other regulatory charges (credits) - net	(131,901)	—	—	(131,901)
Total	7,604,156	30,338	2,196,575	9,831,069

Gain on sale of asset	—	—	16,270	16,270

OPERATING INCOME	1,813,710	(30,453)	(523,575)	1,259,682

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	95,088	—	—	95,088
Interest and investment income	218,317	(154,241)	224,121	288,197
Miscellaneous - net	(12,050)	(5,004)	4,353	(12,701)
Total	301,355	(159,245)	228,474	370,584

INTEREST EXPENSE
Interest expense	592,170	91,328	23,714	707,212
Allowance for borrowed funds used during construction	(44,869)	—	—	(44,869)
Total	547,301	91,328	23,714	662,343

INCOME BEFORE INCOME TAXES	1,567,764	(281,026)	(318,815)	967,923

Income taxes	794,616	(105,566)	(146,480)	542,570

NET INCOME (LOSS)	773,148	(175,460)	(172,335)	425,353

Preferred dividend requirements of subsidiaries	11,553	—	2,188	13,741

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$761,595	$(175,460)	$(174,523)	$411,612

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.24	($0.98)	($0.97)	$2.29
DILUTED	$4.22	($0.97)	($0.97)	$2.28

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,671,797
DILUTED				180,535,893
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date December 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$8,866,758	$(99)	$—	$8,866,659
Natural gas	129,348	—	—	129,348
Competitive businesses	—	—	1,849,638	1,849,638
Total	8,996,106	(99)	1,849,638	10,845,645

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,563,952	(100)	245,348	1,809,200
Purchased power	1,158,498	101	61,929	1,220,527
Nuclear refueling outage expenses	127,523	—	81,155	208,678
Other operation and maintenance	2,359,810	22,259	914,642	3,296,711
Asset write-offs, impairments and related charges	—	—	2,835,637	2,835,637
Decommissioning	152,355	—	175,070	327,425
Taxes other than income taxes	497,510	718	94,274	592,502
Depreciation and amortization	1,145,688	1,646	199,852	1,347,187
Other regulatory charges	94,243	—	—	94,243
Total	7,099,579	24,624	4,607,907	11,732,110

OPERATING INCOME (LOSS)	1,896,527	(24,723)	(2,758,269)	(886,465)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	67,563	—	—	67,563
Interest and investment income	189,994	(153,332)	108,466	145,127
Miscellaneous - net	(21,017)	(7,874)	(12,726)	(41,617)
Total	236,540	(161,206)	95,740	171,073

INTEREST EXPENSE
Interest expense	591,721	85,966	22,858	700,545
Allowance for borrowed funds used during construction	(34,175)	—	—	(34,175)
Total	557,546	85,966	22,858	666,370

INCOME (LOSS) BEFORE INCOME TAXES	1,575,521	(271,895)	(2,685,387)	(1,381,762)

Income taxes	424,388	(49,384)	(1,192,263)	(817,259)

NET INCOME (LOSS)	1,151,133	(222,511)	(1,493,124)	(564,503)

Preferred dividend requirements of subsidiaries	16,928	—	2,188	19,115

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$1,134,205	$(222,511)	$(1,495,312)	$(583,618)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$6.34	($1.24)	($8.36)	($3.26)
DILUTED	$6.34	($1.24)	($8.36)	($3.26)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,885,660
DILUTED				178,885,660
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended December 31, 2017 vs. 2016
(Dollars in thousands)
(Unaudited)
	2017	2016	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	$(475,711)	$(1,765,538)	$1,289,827
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	517,013	574,419	(57,406)
Deferred income taxes, investment tax credits, and non-current taxes accrued	619,660	(955,860)	1,575,520
Asset write-offs, impairments and related charges	115,413	2,802,467	(2,687,054)
Changes in working capital:
Receivables	100,392	173,872	(73,480)
Fuel inventory	(23,789)	9,310	(33,099)
Accounts payable	177,764	74,488	103,276
Prepaid taxes and taxes accrued	(33,042)	(58,392)	25,350
Interest accrued	6,853	6,152	701
Deferred fuel costs	173,926	(82,304)	256,230
Other working capital accounts	77,448	109,750	(32,302)
Changes in provisions for estimated losses	6,794	18,145	(11,351)
Changes in other regulatory assets	478,074	(213,185)	691,259
Changes in other regulatory liabilities	2,893,671	47,032	2,846,639
Deferred tax rate change recognized as regulatory liability / asset	(3,665,498)	—	(3,665,498)
Changes in pensions and other postretirement liabilities	223,611	168,281	55,330
Other	(281,830)	(162,333)	(119,497)
Net cash flow provided by operating activities	910,749	746,304	164,445
INVESTING ACTIVITIES
Construction/capital expenditures	(985,428)	(776,795)	(208,633)
Allowance for equity funds used during construction	29,563	19,538	10,025
Nuclear fuel purchases	(151,270)	(154,363)	3,093
Payment for purchase of plant or assets	(16,762)	—	(16,762)
Insurance proceeds received for property damages	—	20,968	(20,968)
Changes in securitization account	7,817	7,918	(101)
Payments to storm reserve escrow account	(953)	(341)	(612)
Receipts from storm reserve escrow account	2,487	—	2,487
Decrease (increase) in other investments	113,295	(3,319)	116,614
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	46,597	(46,597)
Proceeds from nuclear decommissioning trust fund sales	1,259,964	612,354	647,610
Investment in nuclear decommissioning trust funds	(1,272,040)	(640,113)	(631,927)
Net cash flow used in investing activities	(1,013,327)	(867,556)	(145,771)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	586,784	1,442,097	(855,313)
Preferred stock of subsidiary	14,399	—	14,399
Treasury stock	65,608	—	65,608
Retirement of long-term debt	(362,766)	(1,231,725)	868,959
Repurchase / redemption of preferred stock	(20,599)	(30,000)	9,401
Changes in credit borrowings and commercial paper - net	225,619	(18,352)	243,971
Other	(7,394)	(674)	(6,720)
Dividends paid:
Common stock	(160,489)	(155,842)	(4,647)
Preferred stock	(3,602)	(3,842)	240
Net cash flow provided by financing activities	337,560	1,662	335,898
Net increase (decrease) in cash and cash equivalents	234,982	(119,590)	354,572
Cash and cash equivalents at beginning of period	546,291	1,307,434	(761,143)
Cash and cash equivalents at end of period	$781,273	$1,187,844	$(406,571)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$170,459	$162,417	$8,042
Income taxes	$(1,492)	$15,329	$(16,821)

Entergy Corporation
Consolidated Cash Flow Statement
Year to Date December 31, 2017 vs. 2016
(Dollars in thousands)
(Unaudited)
	2017	2016	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	$425,353	$(564,503)	$989,856
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,078,578	2,123,291	(44,713)
Deferred income taxes, investment tax credits, and non-current taxes accrued	529,053	(836,257)	1,365,310
Asset write-offs, impairments and related charges	357,251	2,835,637	(2,478,386)
Gain on sale of asset	(16,270)	—	(16,270)
Changes in working capital:
Receivables	(97,637)	(96,975)	(662)
Fuel inventory	(3,043)	38,210	(41,253)
Accounts payable	101,802	174,421	(72,619)
Prepaid taxes and taxes accrued	33,853	(28,963)	62,816
Interest accrued	742	(7,335)	8,077
Deferred fuel costs	56,290	(241,896)	298,186
Other working capital accounts	(4,331)	31,197	(35,528)
Changes in provisions for estimated losses	(3,279)	20,905	(24,184)
Changes in other regulatory assets	595,504	(48,469)	643,973
Changes in other regulatory liabilities	2,915,795	158,031	2,757,764
Deferred tax rate change recognized as regulatory liability / asset	(3,665,498)	—	(3,665,498)
Changes in pensions and other postretirement liabilities	(130,686)	(136,919)	6,233
Other	(549,977)	(421,676)	(128,301)
Net cash flow provided by operating activities	2,623,500	2,998,699	(375,199)
INVESTING ACTIVITIES
Construction/capital expenditures	(3,607,532)	(2,780,222)	(827,310)
Allowance for equity funds used during construction	96,000	68,345	27,655
Nuclear fuel purchases	(377,324)	(314,706)	(62,618)
Payment for purchase of plant or assets	(16,762)	(949,329)	932,567
Proceeds from sale of assets	100,000	—	100,000
Insurance proceeds received for property damages	26,157	20,968	5,189
Changes in securitization account	1,323	4,007	(2,684)
Payments to storm reserve escrow account	(2,878)	(1,544)	(1,334)
Receipts from storm reserve escrow account	11,323	—	11,323
Decrease in other investments	1,078	9,055	(7,977)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	25,493	169,085	(143,592)
Proceeds from nuclear decommissioning trust fund sales	3,162,747	2,408,920	753,827
Investment in nuclear decommissioning trust funds	(3,260,674)	(2,484,627)	(776,047)
Net cash flow used in investing activities	(3,841,049)	(3,850,048)	8,999
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,809,390	6,800,558	(4,991,168)
Preferred stock of subsidiary	14,399	—	14,399
Treasury stock	80,729	33,114	47,615
Retirement of long-term debt	(1,585,681)	(5,311,324)	3,725,643
Repurchase / redemption of preferred stock	(20,599)	(115,283)	94,684
Changes in credit borrowings and commercial paper - net	1,163,296	(79,337)	1,242,633
Other	(7,731)	(6,872)	(859)
Dividends paid:
Common stock	(628,885)	(611,835)	(17,050)
Preferred stock	(13,940)	(20,789)	6,849
Net cash flow provided by financing activities	810,978	688,232	122,746
Net decrease in cash and cash equivalents	(406,571)	(163,117)	(243,454)
Cash and cash equivalents at beginning of period	1,187,844	1,350,961	(163,117)
Cash and cash equivalents at end of period	$781,273	$1,187,844	$(406,571)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:

Interest - net of amount capitalized	$678,371	$746,779	$(68,408)
Income taxes	$(13,375)	$95,317	$(108,692)